Exhibit 99.1

CONSENT OF INDEPENDENT VALUATION FIRM

We hereby consent to the reference to our name and the description of our role in the valuation process described under the heading “Management's Discussion and Analysis of Financial Condition and Results of Operations—Net Asset Value" in Part I, Item 2 of the Quarterly Report on Form 10-Q for the period ended September 30, 2020 of Black Creek Industrial REIT IV Inc. (the “Company”), filed by the Company with the Securities and Exchange Commission on the date hereof, being included or incorporated by reference in the Company’s Registration Statement on Form S-8 (File No. 333-228818). We also hereby consent to the same information and the reference to our name under the heading “Experts” being included or incorporated by reference in the Company’s Registration Statement on Form S-11 (File No. 333-229136) and the related prospectus that is a part thereof. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

/s/ Altus Group U.S. Inc.
November 10, 2020	Altus Group U.S. Inc.